Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73327 of Unitil Corporation on Form S-8 of our report dated June 25, 2025, appearing in this Annual Report on Form 11-K of Unitil Corporation Tax Deferred Savings and Investment Plan for the year ended December 31, 2024.

Portland, Maine

June 25, 2025